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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 10, 2000, except for Note
13, as to which the date is February 25, 2000, relating to the financial statements of Newfield Exploration Company, which appears in Newfield Exploration Company's Annual Report on Form 10-K for the year ended December 31, 1999. We also consent to the reference to us under the heading "Experts" in the resale prospectus included in such Registration Statement and under the heading "Item 3. Incorporation of Documents by Reference" in Part II of such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP


Houston, Texas
February 5, 2001